NRG Announces Supplement to Notice of Conditional Offers to Purchase and Concurrent
Alternative Consent Solicitations for $4.7 Billion of
Outstanding Senior Notes

PRINCETON, NJ; November 26, 2007—NRG Energy, Inc. (NYSE:NRG) announced today that, in connection with its pending conditional tender offers and concurrent consent solicitations relating to its $4.7 billion of outstanding 7.25% senior notes due 2014, 7.375% senior notes due 2016 and 7.375% senior notes due 2017 (the Notes), it is providing each investor with a new consent alternative with respect to its Notes in addition to the previously announced tender offers and consent solicitations, which remain in effect.

As previously announced, each investor may elect to tender its Notes in the conditional, contractually required offers at 101% of the principal amount, plus accrued interest, or may elect to receive a consent payment of $1.25 to $2.50 in cash per $1,000 principal amount of Notes (the Original Consent Payment). For the Original Consent Payment, consents are limited to an agreement (the Original Amendment) not to require the change of control offers in connection with NRG’s formation of a holding company structure via the contemplated intercompany merger transaction (the Holdco Merger). The Original Consent Payment will be a minimum of $1.25 per $1,000 principal amount of Notes, or, in the event that such consents are received from a majority in principal amount of a series of Notes, will be $1.25 divided by the percentage of that series which consented.

As supplemented, each investor will have the same two alternatives as before as well as a new consent alternative.

Under the new alternative, each investor may elect to receive a consent payment of $7.50 to $15.00 in cash per $1,000 principal amount of Notes (the Alternative Consent Payment). For the Alternative Consent Payment, consents will provide a new exception to the limitation on restricted payments in the indentures for the Notes which will permit restricted payments, including dividends and/or stock repurchases, of up to $300 million per year, with any of this additional restricted payment capacity not used during a year being carried over to the next year on a cumulative basis and without reducing the amounts otherwise available to make restricted payments. In the event that consents to the new consent alternative are received from a majority in principal amount of each of the three series of Notes, the Alternative Consent Payment will be $7.50, divided by the overall percentage of the aggregate principal amount of the Notes that delivered consents under the new alternative (the Maximum Alternative Consent Payment) and, in that event, NRG will not consummate the Holdco Merger and NRG will not be obligated (but reserves the right) to consummate the tender offers. In all other events, Holders of Notes who deliver consents under the new consent alternative will also be consenting to the Original Amendment and will receive $7.50 per $1,000 principal amount of such Notes subject to and promptly upon consummation of the Holdco Merger.

NRG’s obligation to make the minimum consent payments of $1.25 per $1,000 principal amount of Notes or $7.50 per $1,000 principal amount of Notes, as applicable, is not conditioned on the receipt of consents from holders of Notes representing a majority in principal amount of any one or more series. The only condition to NRG’s obligation to make these minimum consent payments is the consummation of the Holdco Merger, and NRG will make these consent payments promptly thereafter. The only condition to NRG’s obligation to make the Maximum Alternative Consent Payment is the receipt and effectiveness of consents to the new consent alternative from holders of a majority in principal amount of each of the three series of Notes, and NRG will make such payments promptly thereafter.

In the event that consents are received with respect to Notes representing a majority in principal amount of a particular series of Notes (whether under the original consent alternative, the new consent alternative or both on a combined basis), NRG will have the option to terminate the tender offer for that series of Notes in its discretion without purchasing any tendered Notes of such series. Tendered Notes will not be eligible to receive any consent payment even if NRG exercises its option to terminate the tender offer for a series after receiving majority consents from that series.

The tender offers are not being modified and will continue in effect on the same terms and conditions as previously announced. The tender offers are expressly conditioned on the consummation of the Holdco Merger (although NRG reserves the right to accept tenders and purchase tendered Notes even if the Holdco Merger is not consummated).

Only one election (tender, original consent or alternative consent) may be made with respect to a specific principal amount of Notes. However, one election may be made for a portion of such Notes and another election or elections may be made for the remainder of such Notes (in each case in a minimum principal amount of $1,000). Holders who deliver consents with respect to any Notes will be eligible to receive either the Original Consent Payment or the Alternative Consent Payment for such Notes, as appropriate according to their election for such Notes, but not both consent payments. Notes that are neither tendered nor consented will not be eligible to receive a consent payment under any circumstances.

The tender offers and the consent solicitations will expire at 9:00 a.m., New York City time, on Tuesday, December 4, 2007, unless extended. NRG reserves the right, but is not obligated, to extend the tender offers and the consent solicitations. Tenders may be withdrawn and consents may be revoked at any time prior to 9:00 a.m., New York City time, on Tuesday, December 4, 2007.

The complete terms of the tender offers and consent solicitations are contained in the Notice of Conditional Offers to Purchase and Concurrent Alternative Consent Solicitations Statement dated November 2, 2007, as supplemented by the Supplement dated November 26, 2007. Copies of the Supplement are being sent to holders of Notes. Each tender offer or consent solicitation with respect to a series of Notes is independent of the others.

Banc of America Securities LLC is the exclusive dealer manager for the tender offers and solicitation agent for the consent solicitations. Questions regarding the tender offers and the consent solicitations can be addressed to Banc of America Securities LLC at 888.292.0070 or 212.847.5188. Requests for documents may be directed to MacKenzie Partners, Inc., the information agent, at 800.322.2885 or 212.929.5500.

This news release does not constitute an offer to purchase, a solicitation of an offer to purchase or a solicitation of consents with respect to the Notes. The tender offers and consent solicitations are being made solely by the Notice of Conditional Offers to Purchase and Concurrent Alternative Consent Solicitations Statement, as supplemented.

About NRG
A Fortune 500 company, NRG Energy, Inc. owns and operates a diverse portfolio of power- generating facilities, primarily in Texas and the Northeast, South Central and West regions of the United States and also in Australia, Germany and Brazil. NRG is a member of USCAP, a diverse group of business and environmental organizations calling for mandatory legislation to achieve significant reductions of greenhouse gas emissions. NRG is also a founding member of “3C—Combat Climate Change,” a global initiative with 42 business leaders calling on the global business community to take a leadership role in designing the road map to a low carbon society.

More information on NRG is available at www.nrgenergy.com.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions and include NRG’s expectations with respect to the repurchase of notes, the consent solicitation and the formation and funding of Holdco and typically can be identified by the use of words such as “will,” “expect,” “estimate,” “anticipate,” “forecast,” “plan,” “believe” and similar terms. Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, general economic conditions, the condition of capital markets generally, our ability to access capital markets, and our ability to achieve the expected benefits and timing of the merger.

NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect NRG’s future results included in NRG’s filings with the Securities and Exchange Commission at www.sec.gov.

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